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                                                                    EXHIBIT 99.1



                                  CERTIFICATION



         In connection with the periodic report of Glenborough Realty Trust Incorporated (the "Company") on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Robert Batinovich, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

         A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.




Date: May 15, 2003                   /s/ Robert Batinovich
                                     --------------------------------------
                                     Robert Batinovich
                                     Chief Executive Officer
                                     Glenborough Realty Trust Incorporated